EXHIBIT 99.1

First Niagara Reports Record 2011 Results

Operating EPS Increased 13% to $0.98 in 2011, Up From $0.87 in 2010

Fourth Quarter Highlights:

  Operating non-GAAP EPS of $0.24; GAAP EPS of $0.19
  28% annualized increase in commercial and industrial loans
  Superior credit quality continues to differentiate the franchise
  Deposit pricing actions support stable net interest margin
  Successful execution on HSBC branch-related capital and divestiture initiatives

BUFFALO, N.Y., Jan. 26, 2012 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) capped a successful 2011 by delivering solid results in the fourth quarter and record full-year earnings. Robust organic growth in commercial loans and superior credit quality underscore the continued strength of the company's core business fundamentals. In addition, over the last two months, the company also raised $1.1 billion in new capital and announced planned divestitures related to First Niagara Bank, N.A.'s pending acquisition of 195 branches from HSBC Bank USA, N.A.

Following the completion of the HSBC branch acquisition, expected in the second quarter of 2012, First Niagara will have the number-one retail deposit market share position across Upstate New York, enhancing the company's ability to deliver consistent and strong performance during this prolonged and challenging environment. The acquisition also better positions the company to capitalize on new market opportunities once more robust economic growth returns.

"Throughout 2011, we've delivered solid fundamental results while advancing our strategy to be among the best in the business and a market leader in the communities we serve," said President and Chief Executive Officer John R. Koelmel. "We are off and running in 2012, excited about our soon-to-be-enhanced market position, as we continue to acquire and serve customers and provide support to consumers and businesses across the Northeast. That will, in turn, enable us to deliver solid financial results during another challenging year for the industry. We will carry our momentum forward by continuing to sharpen our focus on operational efficiency and effectiveness, while winning every day with top talent."

Fourth-Quarter and Full Year Results

In the fourth quarter of 2011, First Niagara posted non-GAAP net operating earnings of $72.1 million, or $0.24 per diluted share. Total revenues of $306.2 million grew 3% annualized over the third quarter of 2011, driven by 12% annualized growth in net interest income, partially offset by lower fee income stemming from the October 1 implementation of the Durbin Amendment. Solid operating earnings in the fourth quarter of 2011 reflect growth in average commercial loans of $295 million and average core deposits of $485 million over the third quarter of 2011. Net interest margin was 3.48%, unchanged from the prior quarter as lower deposit costs offset asset spread compression. Non-GAAP operating earnings were $73.6 million, or $0.25 per diluted share, in the third quarter of 2011 and $49.7 million, or $0.24 per diluted share, in the fourth quarter of 2010.

On a reported GAAP basis, fourth quarter 2011 net income was $58.5 million, or $0.19 per diluted share, compared to $57.0 million, or $0.19 per diluted share, in the third quarter of 2011 and $45.9 million, or $0.22 per diluted share, in the fourth quarter of 2010. Reported GAAP net income and EPS during the fourth quarter reflect employee severance and branch closure restructuring costs and, to a lesser extent, merger integration expenses.

Operating Results (Non-GAAP)	Q4 2011	Q3 2011	Q4 2010
Net interest income	$ 242.5	$ 235.4	$ 167.5
Provision for credit losses	13.4	14.5	13.5
Noninterest income	63.7	68.7	54.1
Noninterest expense	182.5	178.5	133.4
Net operating income before non-operating items	72.1	73.6	49.7
Weighted average diluted shares outstanding	304.3	292.5	206.2
Operating earnings per diluted share	$ 0.24	$ 0.25	$ 0.24
Reported Results (GAAP)
Net operating income before non-operating items	$ 72.1	$ 73.6	$ 49.7
Non-operating items(a)	13.6	16.7	3.8
Net income	$ 58.5	$ 57.0	$ 45.9
Weighted average diluted shares outstanding	304.3	292.5	206.2
Earnings per diluted share	$ 0.19	$ 0.19	$ 0.22

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarizes the company's operating results excluding certain non-operating items. For a detailed reconciliation of non-GAAP measures, refer to the attached tables.

(a) Amounts are shown net of tax and represent expenses related to acquisition, integration and restructuring.

For the full year 2011, the company posted non-GAAP operating earnings of $266.7 million, or $0.98 per diluted share, compared to $174.1 million, or $0.87 per diluted share, in 2010. The 13% increase in operating EPS was driven by strong organic growth and the accretive benefit of recent acquisitions, while reflecting a 35% increase in weighted average shares outstanding. On a GAAP basis, net income for the year amounted to $173.9 million, or $0.64 per diluted share, in 2011 and $140.4 million, or $0.70 per diluted share, in 2010. In 2011, non-operating merger costs stemming from the NewAlliance and pending HSBC branch acquisitions, as well as branch restructuring costs, drove the year-over-year decline in reported GAAP net income per share.

Operating Results (Non-GAAP)	2011	2010
Net interest income	$ 881.2	$ 597.8
Provision for credit losses	58.1	48.6
Noninterest income	245.3	186.6
Noninterest expense	665.6	472.7
Net operating income before non-operating items	266.7	174.1
Weighted average diluted shares outstanding	271.6	200.6
Operating earnings per diluted share	$ 0.98	$ 0.87
Reported Results (GAAP)
Net operating income before non-operating items	$ 266.7	$ 174.1
Non-operating items(a)	92.8	33.8
Net income	$ 173.9	$ 140.4
Weighted average diluted shares outstanding	271.6	200.6
Earnings per diluted share	$ 0.64	$ 0.70

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarizes the company's operating results excluding certain non-operating items. For a detailed reconciliation of non-GAAP measures, refer to the attached tables.

(a) Amounts are shown net of tax and represent expenses related to acquisition, integration and restructuring.

"We continue to demonstrate our ability to operate an industry leading growth company by posting our eighth consecutive quarter of double-digit organic commercial loan growth," Chief Financial Officer Gregory W. Norwood said.  "Our actions to reduce deposit rates helped support our net interest margin and mitigated the effects of accelerated asset prepayment and re-pricing on our residential mortgage assets.  We will continue to focus on actions to mitigate the headwinds while prudently investing in our people and businesses to position us for continued success in 2012 and to accelerate earnings growth when the economy rebounds."

Strong Commercial Loan Growth Continues

Commercial loans averaged $9.9 billion in the fourth quarter of 2011, an increase of $295 million, or 12% annualized over the prior quarter. Commercial and industrial (C&I) loans averaged $3.7 billion in the fourth quarter of 2011, increasing by $239 million, or 28% annualized over the prior quarter. Even as demand for credit nationally remains soft, First Niagara continues to drive commercial loan growth with its customer-relationship value proposition and its seasoned commercial lending team.

Total loans and leases averaged $16.4 billion in the fourth quarter of 2011, increasing by $154 million, or 4% annualized over the prior quarter. Continued strength in C&I loans was partially offset by elevated prepayment activity in real estate loan categories. Total originations in the fourth-quarter increased to $2.7 billion, a 27% annualized increase from the prior quarter, driven by acceleration of growth in First Niagara's Upstate New York and Eastern Pennsylvania markets, as well as its capital markets business.

Average residential mortgage balances in the fourth quarter were $4.1 billion, a decline of $142 million, or 13% annualized, from the third quarter due to prepayments. Average home equity loans in the fourth quarter were $2.2 billion, unchanged from the prior quarter.

Superior Credit Quality

Asset quality ratios continued to significantly outperform industry averages and remained consistent with the company's past performance. Fourth quarter 2011 net charge-offs were $5.8 million, representing an annualized 0.14% of average loans, or 0.22% excluding acquired loans. This compares favorably to $8.1 million in the prior quarter, or an annualized 0.20% of average loans, or 0.35% excluding acquired loans.

The fourth quarter 2011 provision for credit losses was $13.4 million.  As in recent quarters, the loan loss provision exceeded net charge-offs as the company increased its allowance for loans and lease losses consistent with the growth and changing mix of its portfolio.  At December 31, 2011, the allowance totaled $120.1 million, representing 0.73% of total loans, or 1.20% excluding acquired loans.  At September 30, 2011, the allowance totaled $112.7 million, and equaled 0.69% of total loans, or 1.20% excluding acquired loans.  Fair value credit marks further insulate First Niagara's credit exposure, as approximately 40% of total loans on December 31, 2011 were marked to fair value at the time of their acquisition.

At December 31, 2011, nonperforming assets equaled 0.29% of total assets, unchanged from prior quarter. Nonperforming loans were $89.8 million, representing 0.55% of total loans at December 31, 2011, compared to 0.50% of total loans at September 30, 2011.  Excluding acquired loans, nonperforming loans represented 0.91% of total loans at December 31, 2011, compared to 0.87% at the end of the prior quarter.

Strong Core Deposit Growth

Average core deposits of $15.2 billion for the fourth quarter of 2011 increased $485 million, or 13% annualized, over the prior quarter. The company continued to grow organic deposit balances across its entire footprint as it continues to win market share in both its new and legacy markets. Average interest-bearing core deposits grew $265 million and noninterest-bearing deposits grew by $220 million from the prior quarter. Average core deposits as a percentage of total deposits increased to 79% in the fourth quarter.

Average noninterest-bearing checking deposits grew $220 million, or 31% annualized, over the prior quarter.  This increase was driven by the realignment of certain customer balances from legacy interest bearing checking products to noninterest-bearing checking accounts as part of the "You First Checking" campaign launched in the third quarter, strong account acquisition activity, and seasonal strength. Average money market deposits increased 15% annualized over the prior quarter, reflecting the residual effect of the promotional money market campaign launched in June 2011.  End-of-period money market deposits declined $286 million from September 30, 2011.

Deposit Pricing Actions Support Net Interest Margin

Average earning assets grew 10.3% annualized compared to the prior quarter. Net interest income grew $7.1 million, or 12.0% annualized from the prior quarter. Net interest margin in the fourth quarter of 2011 was 3.48%, flat compared to the prior quarter.

Deposit pricing actions taken in August mitigated the impact of asset yield compression from prepayments and refinancing. While earning asset yields declined five basis points compared to the prior quarter, to 4.17%, the cost of interest-bearing deposits declined eight basis points from the prior quarter. Higher yields on loans acquired through the Harleysville National and National City transactions also benefited net interest margin by approximately five basis points.

Noninterest Income Decline Driven by Expected Lower Debit Interchange Fees

Fourth quarter 2011 noninterest income of $63.7 million was down $5.0 million compared to the prior quarter, driven largely by expected declines in banking services fees resulting from the October 1 implementation of the Durbin Amendment. This decline was partially offset by sustained strength in mortgage banking and capital markets revenues.

Noninterest Expense Reflects Prudent Investments

Fourth quarter non-GAAP operating noninterest expense was $182.5 million, up $4.0 million, compared to the third quarter of 2011. The increase in expenses reflects continued investments to support the franchise's growth.

On a GAAP basis, noninterest expense for the fourth quarter included $13.5 million related to branch restructurings announced in early 2011, as well as employee severance expenses and $6.1 million in merger and acquisition-related expenses. Severance-related expenses of approximately $3.5 million were largely the result of the company's branch staff realignment designed to accelerate its small business and wealth management growth initiatives.

Capital

During the fourth quarter, the company announced that it raised $468 million through an offering of 57 million shares of common stock, $339 million in an offering of 14 million shares of fixed-to-floating rate non-cumulative preferred stock, and $298 million in an offering of 7.25% subordinated debt due 2021 to support the purchase of HSBC branches in Upstate New York and Connecticut. Further, in conjunction with its strategy to accelerate capital accumulation, the company announced its intention to adjust dividends to be paid to common shareholders to $0.08 per quarter, commencing in the first quarter of 2012.

At December 31, 2011, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 17.8% and 13.2%, respectively.  First Niagara remains well above current regulatory guidelines for well capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank that currently has approximately $33 billion in assets, $19 billion in deposits, more than 330 branches and 5,000 employees providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.fnfg.com.

When First Niagara completes its acquisition of the HSBC branches, expected to occur in the second quarter of 2012, the regional bank will have an enhanced leadership position in the Northeast, with more than 400 locations, $30 billion in total deposits, $38 billion in assets and more than 6,000 employees serving consumers, businesses and communities across New York, Pennsylvania, Connecticut and Massachusetts. The transaction will also provide First Niagara with number-one retail market share across Upstate New York, virtually doubling its number of branches in New York State to more than 200, stretching from Buffalo to Albany and down through the Hudson Valley.

Investor Call

A conference call will be held at 10 a.m. Eastern Time on Thursday, January 26, 2012 to discuss the company's financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150.  Presentation slides will be used during the earnings conference call and is available under the investor relations tab of our website at www.fnfg.com. A replay of the call will be available until February 9, 2012 by dialing 1-877-660-6853, Account 240, ID 386239.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations.  These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2011				2010	For year ending
	Fourth	Third	Second	First	Fourth	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010

Interest income:
Loans and leases	$ 195,434	$ 192,772	$ 184,341	$ 132,117	$ 133,983	$ 704,664	$ 495,989
Investment securities and other	96,472	94,375	93,029	76,767	71,337	360,643	249,599
Total interest income	291,906	287,147	277,370	208,884	205,320	1,065,307	745,588

Interest expense:
Deposits	21,521	24,771	21,324	15,621	16,825	83,237	71,150
Borrowings	27,872	26,947	25,609	20,395	20,947	100,823	76,684
Total interest expense	49,393	51,718	46,933	36,016	37,772	184,060	147,834

Net interest income	242,513	235,429	230,437	172,868	167,548	881,247	597,754
Provision for credit losses	13,400	14,500	17,307	12,900	13,500	58,107	48,631
Net interest income after provision	229,113	220,929	213,130	159,968	154,048	823,140	549,123

Noninterest income:
Banking services	22,079	26,384	24,613	19,006	22,230	92,082	80,773
Insurance commissions	15,440	16,886	17,044	15,755	13,130	65,125	51,634
Wealth management services	8,179	7,933	7,883	6,734	4,940	30,729	19,838
Mortgage banking	5,279	5,254	3,386	1,263	6,052	15,182	12,230
Lending and leasing	3,380	3,582	2,811	3,763	3,850	13,536	11,449
Bank owned life insurance	3,302	2,742	3,055	2,030	1,994	11,129	7,261
Other income	6,026	5,874	2,103	3,523	1,916	17,526	3,430
Total noninterest income	63,685	68,655	60,895	52,074	54,112	245,309	186,615

Noninterest expense:
Salaries and benefits	88,796	89,131	90,192	73,776	65,698	341,895	246,619
Occupancy and equipment	22,580	20,434	18,952	16,197	16,053	78,163	54,964
Technology and communications	18,942	16,634	13,929	12,871	12,877	62,376	45,698
Marketing and advertising	7,724	7,554	3,880	2,692	3,383	21,850	18,388
Professional services	11,669	9,171	9,138	6,039	7,538	36,017	18,528
Amortization of intangibles	6,586	6,896	6,573	5,489	5,447	25,544	19,458
FDIC premiums	6,097	10,301	6,267	6,195	5,871	28,860	18,923
Merger and acquisition integration expenses	6,149	9,008	76,828	6,176	5,905	98,161	49,890
Restructuring charges	13,496	16,326	11,656	1,056	--	42,534	--
Other expense	20,132	18,416	17,726	14,659	16,562	70,933	50,860
Total noninterest expense	202,171	203,871	255,141	145,150	139,334	806,333	523,328

Income before income taxes	90,627	85,713	18,884	66,892	68,826	262,116	212,410
Income taxes	32,166	28,732	5,334	21,974	22,971	88,206	72,057
Net income	$ 58,461	$ 56,981	$ 13,550	$ 44,918	$ 45,855	$ 173,910	$ 140,353

Financial Ratios:
Earnings per basic share	$ 0.19	$ 0.19	$ 0.05	$ 0.22	$ 0.22	$ 0.64	$ 0.70
Earnings per diluted share	0.19	0.19	0.05	0.22	0.22	0.64	0.70
Weighted average shares outstanding - basic(1)	304,065	292,211	281,496	206,124	205,901	271,301	200,274
Weighted average shares outstanding - diluted(1)	304,341	292,503	282,420	206,644	206,229	271,612	200,596
Pre-tax, pre-provision income(2)	104,027	100,213	36,191	79,792	82,326	320,223	261,041
Pre-tax, pre-provision income per diluted share(2)	0.34	0.34	0.13	0.39	0.40	1.18	1.30
Pre-tax, pre-provision return on average assets(2)	1.30%	1.28%	0.50%	1.53%	1.55%	1.13%	1.38%
Net interest margin(3)	3.48%	3.48%	3.65%	3.80%	3.65%	3.58%	3.64%
Interest yield on average loans(3)	4.76%	4.73%	4.93%	5.12%	5.24%	4.87%	5.32%
Rate paid on interest-bearing liabilities(3)	0.82%	0.87%	0.84%	0.90%	0.93%	0.85%	1.04%
Efficiency ratio	66.03%	67.04%	87.58%	64.53%	62.90%	71.58%	66.72%
Noninterest income as a percentage of net revenue(4)	20.80%	22.58%	20.90%	23.15%	24.40%	21.78%	23.79%
Effective tax rate	35.5%	33.5%	28.2%	32.8%	33.4%	33.7%	33.9%
Return on average assets	0.73%	0.73%	0.19%	0.86%	0.87%	0.62%	0.74%
Return on average equity	5.54%	5.61%	1.42%	6.56%	6.46%	4.68%	5.23%
Return on average tangible equity(2)	9.75%	10.28%	2.59%	10.94%	10.64%	8.33%	8.67%
Return on average common equity	5.63%	5.61%	1.42%	6.56%	6.46%	4.71%	5.23%
Return on average tangible common equity(2)	10.03%	10.28%	2.59%	10.94%	10.64%	8.40%	8.67%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Yields and rates calculated on a tax equivalent basis.
(4) Net revenue is comprised of net interest income and noninterest income.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2011				2010
	December 31,	September 30,	June 30,	March 31,	December 31,

Cash and cash equivalents	$ 836,555	$ 332,437	$ 318,820	$ 220,997	$ 213,820
Investment securities:
Available for sale	9,348,296	8,349,237	8,219,695	5,424,731	7,289,455
Held to maturity	2,669,630	2,830,744	2,939,933	3,030,320	1,025,724
FHLB and FRB common stock	358,159	331,747	305,241	166,357	183,800
Loans held for sale	94,484	79,820	51,141	26,955	37,977
Loans and leases:
Commercial:
Real estate	6,244,381	6,148,988	6,130,301	4,541,739	4,370,857
Business	3,771,649	3,588,733	3,335,330	2,697,274	2,623,079
Total commercial loans	10,016,030	9,737,721	9,465,631	7,239,013	6,993,936
Residential real estate	4,012,267	4,171,374	4,270,811	1,701,544	1,692,198
Home equity	2,165,988	2,177,772	2,160,665	1,507,292	1,524,570
Other consumer	278,298	278,499	272,118	263,394	272,710
Total loans and leases	16,472,583	16,365,366	16,169,225	10,711,243	10,483,414
Allowance for loan losses	120,100	112,749	107,028	100,126	95,354
Loans and leases, net	16,352,483	16,252,617	16,062,197	10,611,117	10,388,060
Bank owned life insurance	392,468	416,449	378,241	232,748	230,718
Premises and equipment	318,101	303,634	292,778	227,136	217,555
Goodwill and other intangibles	1,803,240	1,812,628	1,829,712	1,108,811	1,114,144
Other assets	637,199	500,194	491,888	390,673	382,600
Total assets	$ 32,810,615	$ 31,209,507	$ 30,889,646	$ 21,439,845	$ 21,083,853

Deposits:
Savings accounts	$ 2,621,016	$ 2,641,723	$ 2,767,951	$ 1,271,494	$ 1,235,004
Interest-bearing checking	2,259,576	2,028,052	2,028,645	1,726,379	1,705,537
Money market deposits	7,220,902	7,507,189	6,878,214	5,177,242	4,919,014
Noninterest-bearing deposits	3,335,356	3,095,283	2,738,917	2,050,034	1,989,505
Certificates of deposit	3,968,265	4,351,930	4,486,768	3,230,674	3,299,784
Total deposits	19,405,115	19,624,177	18,900,495	13,455,823	13,148,844

Short-term borrowings	2,208,845	1,156,711	1,466,745	970,262	1,788,566
Long-term borrowings	5,918,276	5,928,632	6,134,181	3,933,791	3,104,908
Other liabilities	480,201	499,312	395,390	304,937	276,465
Total liabilities	28,012,437	27,208,832	26,896,811	18,664,813	18,318,783
Preferred stockholders' equity	338,002	--	--	--	--
Common stockholders' equity	4,460,176	4,000,675	3,992,835	2,775,032	2,765,070
Total stockholders' equity	4,798,178	4,000,675	3,992,835	2,775,032	2,765,070
Total liabilities and stockholders' equity	$ 32,810,615	$ 31,209,507	$ 30,889,646	$ 21,439,845	$ 21,083,853

Selected balance sheet information:
Total interest-earning assets(1)	$ 29,284,139	$ 27,805,974	$ 27,560,036	$ 19,278,620	$ 18,922,199
Total interest-bearing liabilities	24,196,880	23,614,238	23,762,504	16,309,842	16,052,813
Net interest-earning assets	$ 5,087,259	$ 4,191,736	$ 3,797,532	$ 2,968,778	$ 2,869,386

Tangible equity(2)	$ 2,994,938	$ 2,188,047	$ 2,163,123	$ 1,666,221	$ 1,650,926
Tangible common equity(2)	2,656,936	2,188,047	2,163,123	1,666,221	1,650,926
Unrealized gain on securities, net of tax	105,276	116,666	102,754	63,893	70,690
Total mortgage loans serviced for others	2,071,445	1,922,592	1,834,004	1,572,925	1,554,083

Total core deposits	$ 15,436,850	$ 15,272,247	$ 14,413,727	$ 10,225,149	$ 9,849,060

Legacy loans(3)	$ 9,876,005	$ 9,425,194	$ 8,859,695	$ 8,210,106	$ 7,833,695
Acquired loans(4)	6,801,689	7,195,250	7,576,334	2,616,387	2,772,158
Credit related discount on acquired loans(5)	(205,111)	(255,078)	(266,804)	(115,250)	(122,439)
Total Loans	$ 16,472,583	$ 16,365,366	$ 16,169,225	$ 10,711,243	$ 10,483,414

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Legacy loans represent total loans excluding acquired loans.
(4) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(5) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									For year ending
	December 31, 2011			September 30, 2011			December 31, 2010			December 31, 2011			December 31, 2010
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$ 6,199	$ 82	5.19%	$ 6,143	$ 82	5.23%	$ 4,301	$ 61	5.69%	$ 5,651	$ 305	5.33%	$ 3,960	$ 228	5.75%
Business	3,663	40	4.24	3,424	35	3.95	2,448	30	4.86	3,209	138	4.23	2,115	103	4.88
Total commercial loans	9,862	122	4.84	9,567	117	4.78	6,749	91	5.39	8,860	443	4.93	6,075	331	5.45
Residential real estate	4,085	45	4.41	4,227	47	4.49	1,762	23	4.93	3,475	158	4.54	1,791	92	5.09
Home equity	2,166	24	4.48	2,167	25	4.55	1,503	17	4.56	1,973	90	4.54	1,263	59	4.66
Other consumer	279	5	7.12	277	5	6.81	269	5	7.27	274	19	6.98	247	18	7.40
Total loans and leases	16,392	196	4.76	16,238	194	4.73	10,283	136	5.24	14,582	710	4.87	9,376	500	5.32
Mortgage-backed securities	9,691	81	3.34	9,346	79	3.41	7,307	63	3.39	8,817	310	3.51	6,359	222	3.48
Other investment securities	1,574	16	4.17	1,594	18	4.44	907	8	3.91	1,400	57	4.12	826	30	3.68
Total securities, at cost	11,265	97	3.45	10,940	97	3.56	8,214	71	3.45	10,217	367	3.60	7,185	252	3.51
Money market and other investments	651	4	2.27	411	3	2.34	204	2	4.73	412	11	2.60	181	5	2.99
Total interest-earning assets	28,308	$ 297	4.17%	27,589	$ 294	4.22%	18,701	$ 209	4.45%	25,211	$ 1,088	4.31%	16,742	$ 757	4.52%
Goodwill and other intangibles	1,810			1,828			1,108			1,625			1,064
Other noninterest-earning assets	1,578			1,566			1,200			1,424			1,056

Total assets	$ 31,696			$ 30,983			$ 21,009			$ 28,260			$ 18,862

Interest-bearing liabilities:
Deposits
Savings accounts	$ 2,622	$ 1	0.12%	$ 2,699	$ 2	0.25%	$ 1,233	$ 1	0.11%	$ 2,287	$ 5	0.20%	$ 1,164	$ 2	0.14%
Interest-bearing checking	2,101	1	0.12	2,025	1	0.13	1,711	1	0.16	1,958	2	0.12	1,541	3	0.19
Money market deposits	7,414	10	0.52	7,148	11	0.65	4,994	6	0.48	6,504	36	0.56	4,578	28	0.60
Certificates of deposit	4,162	10	0.99	4,444	11	0.96	3,442	9	1.12	4,057	40	0.98	3,526	38	1.10
Total interest bearing deposits	16,299	22	0.52%	16,316	25	0.60%	11,380	17	0.59%	14,806	83	0.56%	10,809	71	0.66%
Borrowings
Short-term borrowings	1,899	2	0.49%	1,303	1	0.45%	1,726	10	2.25%	1,638	6	0.40%	1,453	31	2.13%
Long-term borrowings	5,797	26	1.75	6,048	26	1.67	2,905	11	1.53	5,124	95	1.84	1,977	46	2.31
Total borrowings	7,696	28	1.44	7,351	27	1.45	4,631	21	1.78	6,762	101	1.49	3,430	77	2.23
Total interest-bearing liabilities	23,995	$ 49	0.82%	23,667	$ 52	0.87%	16,011	$ 38	0.93%	21,568	$ 184	0.85%	14,239	$ 148	1.04%
Noninterest-bearing deposits	3,077			2,857			1,874			2,595			1,668
Other noninterest-bearing liabilities	435			431			306			384			272
Total liabilities	27,507			26,955			18,191			24,547			16,179
Total stockholders' equity	4,189			4,028			2,818			3,713			2,683
Total liabilities and stockholders' equity	$ 31,696			$ 30,983			$ 21,009			$ 28,260			$ 18,862

Net interest income (FTE)		$ 248			$ 242			$ 171			$ 904			$ 609
Taxable Equivalent Adjustment		5			7			3			23			11

Total core deposits	$ 15,214	$ 12	0.29%	$ 14,729	$ 14	0.38%	$ 9,812	$ 8	0.29%	$ 13,344	$ 43	0.33%	$ 8,951	$ 33	0.36%
Total deposits	19,376	22	0.44%	19,173	25	0.51%	13,254	17	0.50%	17,401	83	0.48%	12,477	71	0.57%

Tax equivalent net interest rate spread			3.35%			3.35%			3.52%			3.46%			3.48%
Tax equivalent net interest rate margin			3.48%			3.48%			3.65%			3.58%			3.64%

(1) Calculated based upon a 35% effective tax rate
(2) Includes nonaccrual loans.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2011				2010	For year ending
	Fourth	Third	Second	First	Fourth	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010

Beginning balance	$ 112,749	$ 107,028	$ 100,126	$ 95,354	$ 94,532	$ 95,354	$ 88,303
Net loan (charge-offs) recoveries:
Commercial real estate	$ 212	$ (5,580)	$ (2,787)	$ (2,006)	$ (4,765)	$ (10,161)	$ (20,967)
Commercial business	(4,665)	(2,123)	(3,439)	(4,391)	(6,082)	(14,618)	(17,061)
Residential real estate	(318)	171	(177)	(662)	(389)	(986)	(664)
Home equity	(268)	(223)	(829)	(781)	(809)	(2,101)	(1,525)
Other consumer	(796)	(370)	(305)	(288)	(634)	(1,759)	(1,363)
Total net loan charge-offs	$ (5,835)	$ (8,125)	$ (7,537)	$ (8,128)	$ (12,679)	$ (29,625)	$ (41,580)
Provision for loan losses	13,186	13,846	14,439	12,900	13,500	54,371	48,631
Ending balance	$ 120,100	$ 112,749	$ 107,028	$ 100,126	$ 95,354	$ 120,100	$ 95,354

Supplemental information
Allowance to loans	0.73%	0.69%	0.66%	0.93%	0.91%	0.73%	0.91%
Allowance for legacy loans to legacy loans(1)	1.20	1.20	1.21	1.22	1.22	1.20	1.22
Provision to average loans (annualized)	0.32	0.34	0.38	0.49	0.53	0.37	0.52
Provision for legacy loans to average legacy loans(1) (annualized)	0.45	0.60	0.64	0.65	0.71	0.58	0.68

Net charge-offs to average loans (annualized)
Commercial real estate	-0.01%	0.36%	0.19%	0.18%	0.44%	0.18%	0.53%
Commercial business	0.51%	0.25%	0.44%	0.67%	0.99%	0.46%	0.81%
Total commercial loans	0.18%	0.32%	0.28%	0.36%	0.64%	0.28%	0.63%
Residential real estate	0.03%	-0.02%	0.02%	0.15%	0.09%	0.03%	0.04%
Home equity	0.05%	0.04%	0.16%	0.21%	0.22%	0.11%	0.12%
Other consumer	1.14%	0.53%	0.45%	0.42%	0.94%	0.64%	0.55%
Total consumer loans	0.08%	0.03%	0.09%	0.20%	0.21%	0.08%	0.11%
Total loans	0.14%	0.20%	0.20%	0.31%	0.49%	0.20%	0.44%

Net charge-offs of legacy loans to average legacy loans (annualized)(1)
Commercial real estate	-0.05%	0.59%	0.26%	0.23%	0.60%	0.26%	0.69%
Commercial business	0.67%	0.34%	0.54%	0.84%	1.31%	0.59%	1.09%
Total commercial loans	0.25%	0.49%	0.37%	0.46%	0.86%	0.39%	0.83%
Residential real estate	0.08%	-0.04%	0.05%	0.18%	0.10%	0.06%	0.04%
Home equity	0.10%	0.08%	0.34%	0.33%	0.37%	0.21%	0.19%
Other consumer	1.51%	0.93%	0.82%	0.76%	1.78%	1.02%	0.99%
Total consumer loans	0.17%	0.06%	0.20%	0.27%	0.29%	0.17%	0.14%
Total loans	0.22%	0.35%	0.32%	0.40%	0.67%	0.32%	0.58%

Nonperforming loans:
Commercial real estate	$ 43,119	$ 41,295	$ 42,881	$ 37,346	$ 44,065	$ 43,119	$ 44,065
Commercial business	20,173	18,839	20,021	24,823	25,819	20,173	25,819
Residential real estate	18,668	15,555	14,484	13,433	14,461	18,668	14,461
Home equity	6,790	5,428	4,748	4,467	4,605	6,790	4,605
Other consumer	1,048	769	379	299	373	1,048	373
Total nonperforming loans	89,798	81,886	82,513	80,368	89,323	89,798	89,323
Real estate owned	4,482	9,392	12,315	6,955	8,647	4,482	8,647
Total nonperforming assets	$ 94,280	$ 91,278	$ 94,828	$ 87,323	$ 97,970	$ 94,280	$ 97,970

Accruing troubled debt restructurings (TDR)	$ 43,888	$ 45,282	$ 18,794	$ 27,027	$ 21,607	$ 43,888	$ 21,607
Acquired loans 90 days past due still accruing(2)	143,237	143,270	134,869	62,942	58,097	143,237	58,097
Total classified loans(3)	748,375	692,961	700,813	564,037	481,074	748,375	481,074
Total criticized loans(4)	$ 1,144,222	$ 1,268,879	$ 1,253,937	$ 972,148	$ 942,941	$ 1,144,222	$ 942,941

Total nonperforming loans to loans	0.55%	0.50%	0.51%	0.75%	0.85%	0.55%	0.85%
Total nonperforming loans to legacy loans(1)	0.91%	0.87%	0.93%	0.98%	1.14%	0.91%	1.14%
Total nonperforming assets to loans and real estate owned	0.57%	0.56%	0.58%	0.81%	0.93%	0.57%	0.93%
Total nonperforming assets to assets	0.29%	0.29%	0.31%	0.41%	0.46%	0.29%	0.46%
Allowance to nonperforming loans	133.7%	137.7%	129.7%	124.6%	106.8%	133.7%	106.8%
Texas ratio(5)	8.55%	10.19%	10.12%	8.51%	8.94%	8.55%	8.94%

(1) Legacy loans represent total loans excluding acquired loans.
(2) All such loans represent acquired loans that were originally recorded at fair value upon acquisition. These loans are considered to be accruing as we primarily recognize interest income through the accretion of the difference between the carrying value of these loans and their expected cash flows.
(3) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Classification of Assets" in our Annual Report on 10-K for the year ended December 31, 2010.
(4) Beginning in the third quarter of 2011, criticized loans include consumer loans when they are 90 days or more past due. Prior to the third quarter of 2011, criticized loans include consumer loans when they are 60 days or more past due. The impact of the change at September 30, 2011 was a reduction of criticized loans by $24 million. Criticized loans include special mention, substandard, doubtful, and loss.
(5) Represents ratio computed using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.

First Niagara Financial Group, Inc.
Key Statistics
(Share counts in thousands)

	2011					2010
	December 31,		September 30,	June 30,	March 31,	December 31,

First Niagara Financial Group, Inc capital ratios:
Tier 1 risk based capital	15.60%	(1)	11.90%	12.05%	13.32%	13.54%
Tier 1 common capital(2)	13.23%	(1)	11.29%	11.41%	12.56%	12.76%
Total risk based capital	17.84%	(1)	12.56%	12.69%	14.13%	14.35%
Leverage	9.97%	(1)	7.42%	7.81%	8.21%	8.14%
Equity to assets	14.62%	(1)	12.82%	12.93%	12.94%	13.11%
Tangible common equity to tangible assets(2)	8.57%	(1)	7.44%	7.44%	8.20%	8.27%

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	14.66%	(1)	11.51%	11.72%	11.23%	11.06%
Total risk based capital	16.47%	(1)	12.17%	12.37%	12.04%	11.86%
Leverage	9.38%	(1)	7.17%	7.58%	6.92%	6.64%

Number of branches	333		332	346	257	257
Full time equivalent employees	4,827		4,712	4,751	3,825	3,791

Share information and per share metrics:
Common shares outstanding	351,834		294,898	295,245	209,432	209,112
Treasury shares	14,168		14,192	13,845	5,674	5,994
Book value per share(3)	$ 12.79		$ 13.72	$ 13.68	$ 13.45	$ 13.42
Tangible book value per share(2)(3)	7.62		7.50	7.41	8.08	8.01
Price/Book	67.47%		66.69%	96.49%	100.97%	104.17%
Price/Tangible book(2)	113.25%		122.00%	178.14%	168.07%	174.53%
Cash dividends	$ 0.16	(4)	$ 0.16	$ 0.16	$ 0.16	$ 0.15
Dividend payout ratio	84.21%		84.21%	320.00%	72.73%	68.18%
Dividend yield (annualized)	7.36%		6.94%	4.86%	4.78%	4.26%

(1) Ratios reflect the impact of our capital raise completed in December 2011, the proceeds of which will be used to consummate the pending acquisition of branches from HSBC Bank-USA, National Association in 2012.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(4) Represents dividend paid in the fourth quarter to common stockholders. No preferred dividend was paid to preferred stockholders as it is noncumulative and will not receive a dividend until declared. As noted in our press release issued in December 2011, the dividend on common stock was reduced to$0.08 beginning in the first quarter of 2012.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2011				2010	For year ending
	Fourth	Third	Second	First	Fourth	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010
Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 182,526	$ 178,537	$ 166,657	$ 137,918	$ 133,429	$ 665,638	$ 472,684
Salaries and benefits	--	--	--	--	--	--	754
Merger and acquisition integration expenses	6,149	9,008	76,828	6,176	5,905	98,161	49,890
Restructuring charges	13,496	16,326	11,656	1,056	--	42,534	--
Total reported noninterest expense (GAAP)	$ 202,171	$ 203,871	$ 255,141	$ 145,150	$ 139,334	$ 806,333	$ 523,328

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 72,057	$ 73,645	$ 71,242	$ 49,774	$ 49,664	$ 266,718	$ 174,118
Nonoperating expenses, net of tax:
Salaries and benefits	--	--	--	--	--	--	513
Merger and acquisition integration expenses	4,256	5,925	50,092	4,147	3,809	64,420	33,252
Restructuring charges	9,340	10,739	7,600	709	--	28,388	--
Total nonoperating expenses, net of tax	13,596	16,664	57,692	4,856	3,809	92,808	33,765
Net income (GAAP)	$ 58,461	$ 56,981	$ 13,550	$ 44,918	$ 45,855	$ 173,910	$ 140,353

Computation of pre-tax,pre-provision income:
Net interest income	$ 242,513	$ 235,429	$ 230,437	$ 172,868	$ 167,548	$ 881,247	$ 597,754
Noninterest income	63,685	68,655	60,895	52,074	54,112	245,309	186,615
Noninterest expense	(202,171)	(203,871)	(255,141)	(145,150)	(139,334)	(806,333)	(523,328)
Pre-tax, pre-provision income (GAAP)	104,027	100,213	36,191	79,792	82,326	320,223	261,041
Add back: non-operating noninterest expenses (1)	19,645	25,334	88,484	7,232	5,905	140,695	50,644
Pre-tax, pre-provision income (Non-GAAP)	$ 123,672	$ 125,547	$ 124,675	$ 87,024	$ 88,231	$ 460,918	$ 311,685

Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.24	$ 0.25	$ 0.25	$ 0.24	$ 0.24	$ 0.98	$ 0.87
Earnings per diluted share	0.24	0.25	0.25	0.24	0.24	0.98	0.87
Weighted average shares outstanding - basic(2)	304,065	292,211	281,496	206,124	205,901	271,301	200,274
Weighted average shares outstanding - diluted(2)	304,341	292,503	282,420	206,644	206,229	271,612	200,596
Pre-tax, pre-provision income	123,672	125,547	124,675	87,024	88,231	460,918	311,685
Pre-tax, pre-provision income per diluted share	0.41	0.43	0.44	0.42	0.43	1.70	1.55
Pre-tax, pre-provision return on average assets	1.55%	1.61%	1.72%	1.67%	1.67%	1.63%	1.65%
Net interest margin(3)	3.48%	3.48%	3.65%	3.80%	3.65%	3.58%	3.64%
Interest yield on average loans(3)	4.76%	4.73%	4.93%	5.12%	5.24%	4.87%	5.32%
Rate paid on interest-bearing liabilities(3)	0.82%	0.87%	0.84%	0.90%	0.93%	0.85%	1.04%
Efficiency ratio	59.61%	58.71%	57.21%	61.30%	60.20%	59.09%	60.26%
Effective tax rate	34.7%	33.7%	33.6%	32.9%	33.5%	33.8%	33.8%
Noninterest income as a percentage of net revenue(4)	20.80%	22.58%	20.90%	23.10%	24.41%	21.78%	23.79%
Return on average assets	0.90%	0.94%	0.98%	0.96%	0.94%	0.94%	0.92%
Return on average equity	6.82%	7.25%	7.44%	7.27%	6.99%	7.18%	6.49%
Return on average tangible equity	12.02%	13.28%	13.61%	12.12%	11.52%	12.77%	10.75%
Return on average common equity	6.93%	7.25%	7.44%	7.27%	6.99%	7.22%	6.49%
Return on average tangible common equity	12.36%	13.28%	13.61%	12.12%	11.52%	12.88%	10.75%

(1) Noninterest expense on an operating basis and net operating income are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Yields and rates calculated on a tax equivalent basis.
(4) Net revenue is comprised of net interest income and noninterest income.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2011				2010	For year ending
	Fourth	Third	Second	First	Fourth	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010
Computation of Ending Tangible Assets:
Total assets	$ 32,810,615	$ 31,209,507	$ 30,889,646	$ 21,439,845	$ 21,083,853	$ 32,810,615	$ 21,083,853
Less: Goodwill and other intangibles	(1,803,240)	(1,812,628)	(1,829,712)	(1,108,811)	(1,114,144)	(1,803,240)	(1,114,144)
Tangible assets	$ 31,007,375	$ 29,396,879	$ 29,059,934	$ 20,331,034	$ 19,969,709	$ 31,007,375	$ 19,969,709

Computation of Ending Tangible Equity:
Total stockholders' equity	$ 4,798,178	$ 4,000,675	$ 3,992,835	$ 2,775,032	$ 2,765,070	$ 4,798,178	$ 2,765,070
Less: Goodwill and other intangibles	(1,803,240)	(1,812,628)	(1,829,712)	(1,108,811)	(1,114,144)	(1,803,240)	(1,114,144)
Tangible equity	$ 2,994,938	$ 2,188,047	$ 2,163,123	$ 1,666,221	$ 1,650,926	$ 2,994,938	$ 1,650,926

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,798,178	$ 4,000,675	$ 3,992,835	$ 2,775,032	$ 2,765,070	$ 4,798,178	$ 2,765,070
Less: Goodwill and other intangibles	(1,803,240)	(1,812,628)	(1,829,712)	(1,108,811)	(1,114,144)	(1,803,240)	(1,114,144)
Less: Preferred stockholders' equity	(338,002)	--	--	--	--	(338,002)	--
Tangible common equity	$ 2,656,936	$ 2,188,047	$ 2,163,123	$ 1,666,221	$ 1,650,926	$ 2,656,936	$ 1,650,926

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,188,800	$ 4,027,572	$ 3,839,101	$ 2,777,266	$ 2,818,265	$ 3,712,927	$ 2,683,379
Less: Goodwill and other intangibles	(1,809,690)	(1,827,820)	(1,738,948)	(1,112,329)	(1,107,958)	(1,624,671)	(1,063,794)
Tangible equity	$ 2,379,110	$ 2,199,752	$ 2,100,153	$ 1,664,937	$ 1,710,307	$ 2,088,256	$ 1,619,585

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,188,800	$ 4,027,572	$ 3,839,101	$ 2,777,266	$ 2,818,265	$ 3,712,927	$ 2,683,379
Less: Goodwill and other intangibles	(1,809,690)	(1,827,820)	(1,738,948)	(1,112,329)	(1,107,958)	(1,624,671)	(1,063,794)
Less: Preferred stockholders' equity	(66,226)	--	--	--	--	(16,693)	--
Tangible common equity	$ 2,312,884	$ 2,199,752	$ 2,100,153	$ 1,664,937	$ 1,710,307	$ 2,071,563	$ 1,619,585

Computation of Texas Ratio:
Nonperforming Assets	$ 94,280	$ 91,278	$ 94,828	$ 87,323	$ 97,970	$ 94,280	$ 97,970
Acquired loans 90 days past due still accruing(1)	143,237	143,270	134,869	62,942	58,097	143,237	58,097
Sum of nonperforming assets and acquired loans 90 days past due still accruing	$ 237,517	$ 234,548	$ 229,697	$ 150,265	$ 156,067	$ 237,517	$ 156,067

Tangible common equity	$ 2,656,936	$ 2,188,047	$ 2,163,123	$ 1,666,221	$ 1,650,926	$ 2,656,936	$ 1,650,926
Allowance for loan loss	120,100	112,749	107,028	100,126	95,354	120,100	95,354
Sum of tangible common equity and allowance for loan loss	$ 2,777,036	$ 2,300,796	$ 2,270,151	$ 1,766,347	$ 1,746,280	$ 2,777,036	$ 1,746,280

Sum of nonperforming assets and acquired loans 90 days past due still accruing/Sum of tangible common equity and allowance for loan loss	8.55%	10.19%	10.12%	8.51%	8.94%	8.55%	8.94%

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,962,031	$ 2,151,953	$ 2,118,085	$ 1,632,307	$ 1,601,892	$ 2,962,031	$ 1,601,892
Less: Qualifying restricted core capital elements	(111,284)	(111,112)	(110,920)	(92,944)	(92,899)	(111,284)	(92,899)
Less: Perpetual non-cumulative preferred stock	(338,002)	--	--	--	--	(338,002)	--
Tier 1 common capital (Non-GAAP)	$ 2,512,745	$ 2,040,841	$ 2,007,165	$ 1,539,363	$ 1,508,993	$ 2,512,745	$ 1,508,993

(1) All such loans represent acquired loans that were originally recorded at fair value upon acquisition. These loans are considered to be accruing as we primarily recognize interest income through the accretion of the difference between the carrying value of these loans and their expected cash flows.
CONTACT: Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com